Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 19, 2018, in the Registration Statement (Form S-3) and related Prospectus of DarioHealth Corp., dated January 15, 2019.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
January 15, 2019	A Member of Ernst & Young Global